UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2008
Franklin Street Properties Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2008 (the “Term Loan Closing Date”), Franklin Street Properties Corp. (the “Company”), certain wholly-owned subsidiaries of the Company, RBS Citizens, National Association (“Citizens”), Bank of America, N.A. and Wachovia Bank, National Association (together with Citizens, the “Term Loan Lenders”) entered into that certain Term Loan Agreement (the “Term Loan Agreement”) to provide for a $75,000,000.00 (the “Term Loan Amount”) unsecured term loan facility (the “Term Loan”).  The proceeds of the Term Loan will be used to pay down a portion of the outstanding balance on the Company’s existing $250,000,000.00 revolving line of credit facility (the “Revolver Loan”) by and among the Company, certain wholly-owned subsidiaries of the Company, the Term Loan Lenders and Chevy Chase Bank, F.S.B. (collectively, the “Revolver Loan Lenders”).  The Company intends to use the increased availability under the Revolver Loan for property acquisitions.  Borrowings made under the Term Loan Agreement bear interest at a rate based either on Citizens’ prime rate or on a LIBOR rate, as determined by the Company at the time of borrowing.  Amounts outstanding under the Term Loan Agreement may not be prepaid at any time in whole or in part during the first year.  Thereafter, amounts outstanding under the Term Loan Agreement may be prepaid at any time in whole or in part without premium or penalty, with limited exceptions.  The Term Loan Agreement contains customary representations and warranties, as well as customary events of default and affirmative covenants. In addition, there are customary negative covenants, including financial covenants and covenants relating to liens, investments, indebtedness, fundamental changes, dispositions, and dividends and distributions. The Term Loan Agreement terminates and any outstanding amounts under it mature on October 15, 2011 (the “Initial Term Loan Maturity Date”).  The Company has the right to extend the Initial Term Loan Maturity Date for up to two successive one-year periods upon payment of an extension fee and satisfaction of the other terms and conditions described in the Term Loan Agreement.  Interest only is due on amounts outstanding under the Term Loan until the second anniversary of the Term Loan Closing Date.  Thereafter, the Term Loan Agreement requires monthly payments of principal and interest following a 30-year loan amortization schedule.  On the Initial Term Loan Maturity Date (as such date may be extended), all accrued interest, principal and other charges shall be due and payable in full.

Although the interest rate options under the Term Loan Agreement are variable, under the Term Loan Agreement the Company is required to fix the interest rate through the Initial Term Loan Maturity Date by entering into an interest rate swap agreement with Citizens.  If the Company elects to exercise one or more of its one-year extension periods, the Company may, in its discretion, enter into one or more interest rate swap agreements for either or both extension periods.  Accordingly, on the Term Loan Closing Date, the Company entered into an ISDA Master Agreement (together with the schedule and swap transaction relating thereto, the “ISDA Master Agreement”) with Citizens that fixes the interest rate on the Term Loan through the Initial Term Loan Maturity Date at 5.84% per annum.

On the Term Loan Closing Date, the Company, certain wholly-owned subsidiaries of the Company and the Revolver Loan Lenders entered into a First Amendment to Third Amended and Restated Loan Agreement (the “Revolver Loan Amendment”).  The Revolver Loan Amendment amends the Third Amended and Restated Loan Agreement dated October 19, 2007 by and among the Company, certain wholly-owned subsidiaries of the Company and the Revolver Loan Lenders that evidences the Revolver Loan.  More specifically, the Revolver Loan Amendment, among other items, amends certain financial covenants and other terms and conditions in the Revolver Loan Agreement to conform them to the Term Loan Agreement.

The Term Loan Agreement, the ISDA Master Agreement and the Revolver Loan Amendment are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. The foregoing summaries of the Term Loan Agreement, the ISDA Master Agreement and the Revolver Loan Amendment are qualified in their entirety by the complete text of the Term Loan Agreement, the ISDA Master Agreement and the Revolver Loan Amendment filed herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 15, 2008, the Company issued a press release announcing the closing of the Term Loan.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: October 15, 2008	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Term Loan Agreement, dated as of October 15, 2008, by and among Franklin Street Properties Corp., certain of its wholly-owned subsidiaries, RBS Citizens, National Association, Wachovia Bank, National Association and other lenders which may become parties thereto from time to time.

10.2	ISDA Master Agreement, dated as of October 15, 2008, by and between Franklin Street Properties Corp. and RBS Citizents, National Association, together with the schedule relating thereto.

10.3
First Amendment to Third Amended and Restated Loan Agreement, dated as of October 15, 2008, by and among Franklin Street Properties Corp., certain of its wholly-owned subsidiaries, RBS Citizens, National Association, Bank of America, N.A., Chevy Chase Bank, F.S.B. and  Wachovia Bank, National Association.

99.1	Press Release issued by Franklin Street Properties Corp. on October 15, 2008.